EXHIBIT 32.1
Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350
      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of JAKKS Pacific, Inc. (“Registrant”), hereby certifies that the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Date: March 31, 2005

/s/ Jack Friedman

JACK FRIEDMAN
Chairman and Chief Executive Officer

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